-------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C. 20549


                             ------------------


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) July 15, 1998.


                          JOURNAL REGISTER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                           1-12955                     22-3498615
(State or Other            (Commission File Number)         (I.R.S. Employer
Jurisdiction of                                          Identification Number)
Incorporation


           State Street Square, 50 West State Street, Trenton, NJ
                                    08608
         (Address of Principal Executive Offices, Including Zip Code)


                               (609) 396-2200
             (Registrant's Telephone Number, Including Area Code)


                               NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


-------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets.


Item 7. Filing of the combined consolidated financial statements of Goodson Newspapers and pro forma financial statements pursuant to Item 7 of the form.


ITEM 2. Acquisition or Disposition of Assets

(a) On July 15, 1998, pursuant to a Master Agreement dated May 17, 1998, the Company completed its acquisition of 25 newspaper publications
     ("Goodson Newspapers") that were indirectly under the common control of the estate of Mark Goodson and various Mark Goodson Trusts (including Mark Goodson Enterprises, Ltd., the "Goodson Acquisition") for approximately $300 million in cash.

     Proceeds from the Company's new credit agreement with a group of lenders led by The Chase Manhattan Bank ("Credit Agreement") were used to fund the Goodson Acquisition.

(b) The Goodson Acquisition included five daily newspapers and 20 non-daily publications in Pennsylvania, New York and Ohio. The Company will continue to operate and manage the newspapers as divisions of the Company.

ITEM 7. Financial Statements and Exhibits

(a)  Combined Consolidated financial statements of Goodson Newspapers

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 19, 1998, except as to Note 9,
which is as of July 15, 1998


To the Management
of Goodson Newspapers

In our opinion, the accompanying combined consolidated balance sheets and the related combined consolidated statements of income, of cash flows and of shareowners' net investment present fairly, in all material respects, the financial position of the Goodson Newspapers (as defined in Note 1 to the combined consolidated financial statements) at December 31, 1997 and 1996, and the results of their operations and their cash flows, for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
NEW YORK, NEW YORK

                               GOODSON NEWSPAPERS

                      COMBINED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
ASSETS
Current assets
  Cash and cash equivalents...............................................................  $    1,681  $    2,499
  Accounts receivable, less allowance for doubtful accounts of $571 and $570,
    respectively..........................................................................       6,916       6,808
  Inventories.............................................................................         802         740
  Deferred income taxes...................................................................         577         592
  Other current assets....................................................................         240         490
                                                                                            ----------  ----------
      Total current assets................................................................      10,216      11,129
                                                                                            ----------  ----------
Property, plant and equipment
  Land....................................................................................         527         527
  Building and improvements...............................................................       9,600       9,370
  Machinery and equipment.................................................................      22,353      20,326
  Construction in progress and deposits...................................................       1,211         894
                                                                                            ----------  ----------
                                                                                                33,691      31,117
  Less accumulated depreciation...........................................................     (25,539)    (24,035)
                                                                                            ----------  ----------
Property, plant and equipment, net........................................................       8,152       7,082
                                                                                            ----------  ----------
Intangible and other assets, net..........................................................       2,278       2,476
                                                                                            ----------  ----------
      Total assets........................................................................  $   20,646  $   20,687
                                                                                            ----------  ----------
                                                                                            ----------  ----------
LIABILITIES AND EQUITY
Current liabilities
  Accounts payable........................................................................  $      656  $      668
  Accrued salaries and vacation...........................................................       1,449       1,434
  Deferred subscription revenue...........................................................       1,426       1,288
  Accrued expenses........................................................................         161         297
  Other current liabilities...............................................................         582         580
                                                                                            ----------  ----------
      Total current liabilities...........................................................       4,274       4,267
                                                                                            ----------  ----------
Accrued retiree benefits..................................................................         680         667
Deferred income taxes.....................................................................         349         517
                                                                                            ----------  ----------
      Total liabilities...................................................................       5,303       5,451
                                                                                            ----------  ----------
Commitments and contingencies
Shareowners' net investment...............................................................      15,343      15,236
                                                                                            ----------  ----------
      Total liabilities and shareowners' net investment...................................  $   20,646  $   20,687
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                   COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------

Revenues:
  Advertising....................................................................  $  50,718  $  48,172  $  47,359
  Circulation....................................................................     16,417     16,357     15,831
                                                                                   ---------  ---------  ---------
Newspaper revenue................................................................     67,135     64,529     63,190
Commercial printing and other....................................................      1,874      1,909      2,091
                                                                                   ---------  ---------  ---------
                                                                                      69,009     66,438     65,281
                                                                                   ---------  ---------  ---------
Operating expenses:
  Salaries and employee benefits.................................................     28,774     27,576     27,552
  Newsprint, ink and printing charges............................................      7,272      8,278      8,673
  Selling, general and administrative............................................      8,853      8,426      8,619
  Depreciation and amortization..................................................      1,731      1,669      1,849
  Other..........................................................................      6,577      6,351      6,298
                                                                                   ---------  ---------  ---------
                                                                                      53,207     52,300     52,991
                                                                                   ---------  ---------  ---------

      Operating income...........................................................     15,802     14,138     12,290

Other income (expense):
  Interest income................................................................        135         68         55
  Other income (expense).........................................................         23       (646)         4
                                                                                   ---------  ---------  ---------
                                                                                         158       (578)        59
                                                                                   ---------  ---------  ---------
      Income before provision for income taxes...................................     15,960     13,560     12,349
Provision for income taxes.......................................................      5,166      4,426      4,124
                                                                                   ---------  ---------  ---------
      Net income.................................................................  $  10,794  $   9,134  $   8,225
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------


   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                   1997        1996        1995
                                                                                ----------  ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $   10,794  $    9,134  $    8,225
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization.............................................       1,731       1,669       1,849
    Provision for losses on accounts receivable, net..........................         490         508         510
    (Gain) loss on disposition of assets......................................         (23)        646          (4)
    Deferred income tax provision.............................................        (153)       (117)       (279)
    Change in assets and liabilities:
      Increase in accounts receivable.........................................        (598)       (796)       (765)
      (Increase) decrease in inventories......................................         (62)        205        (156)
      Decrease in other assets................................................         294          23         154
      (Decrease) increase in accounts payable and accrued expenses............        (133)        216          97
      Increase in deferred subscription revenue...............................         138          62         150
      Increase (decrease) in other liabilities................................          15        (433)        375
                                                                                ----------  ----------  ----------
    Net cash provided by operating activities.................................      12,493      11,117      10,156
                                                                                ----------  ----------  ----------
Cash flows from investing activities:
  Additions to property, plant and equipment..................................      (2,663)       (980)       (630)
  Proceeds from sale of property, plant and equipment, and other assets.......          39          30          13
                                                                                ----------  ----------  ----------
    Net cash used in investing activities.....................................      (2,624)       (950)       (617)
                                                                                ----------  ----------  ----------
Cash flows from financing activities:
  Net transactions with shareowners...........................................     (10,687)     (9,980)     (8,363)
                                                                                ----------  ----------  ----------
    Net cash used in financing activities.....................................     (10,687)     (9,980)     (8,363)
                                                                                ----------  ----------  ----------
    Net (decrease) increase in cash and cash equivalents......................        (818)        187       1,176
Cash and cash equivalents:
  Beginning of period.........................................................       2,499       2,312       1,136
                                                                                ----------  ----------  ----------
  End of period...............................................................  $    1,681  $    2,499  $    2,312
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
Supplemental disclosures of cash flow information, cash paid during the period for:
  Income taxes................................................................  $       36  $       30  $      162
                                                                                ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                        COMBINED CONSOLIDATED STATEMENTS
                         OF SHAREOWNERS' NET INVESTMENT

                                 (IN THOUSANDS)

                                                                                                        TOTAL
                                                                                                     SHAREOWNERS'
                                                                                                    NET INVESTMENT
                                                                                                    --------------
Balance at December 31, 1994......................................................................    $   16,220

Net income........................................................................................         8,225
Net transactions with shareowners.................................................................        (8,363)
                                                                                                    --------------
Balance at December 31, 1995......................................................................        16,082

Net income........................................................................................         9,134
Net transactions with shareowners.................................................................        (9,980)
                                                                                                    --------------
Balance at December 31, 1996......................................................................        15,236

Net income........................................................................................        10,794
Net transactions with shareowners.................................................................       (10,687)
                                                                                                    --------------
Balance at December 31, 1997......................................................................    $   15,343
                                                                                                    --------------
                                                                                                    --------------

    The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1: ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

    On May 17, 1998, the Journal Register Company agreed to acquire 25 newspaper publications ("Goodson Newspapers") in Pennsylvania, New York and Ohio that were indirectly under the common control of the estate of Mark Goodson and various Mark Goodson trusts ("Management of Goodson Newspapers") (the "Acquisition").

    The accompanying financial statements present the financial position, results of operations and cash flows of Goodson Newspapers. The combined consolidated financial statements of Goodson Newspapers have been prepared based on the historical cost as reflected in the financial statements of Goodson Newspaper Group, Inc. and Mark Goodson Enterprises, Ltd. (collectively, "Goodson"). The financial information in these combined consolidated financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if Goodson Newspapers had been a separate stand-alone entity during the periods presented or future periods. The combined consolidated financial statements included herein do not reflect any changes that may occur in the financing and operations of Goodson Newspapers as a result of the Acquisition.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION:

    The combined consolidated financial statements include the accounts of Goodson Newspapers and reflect the historical basis of accounting of Goodson. Transactions between Goodson Newspapers and Goodson are included in the shareowners' net investment since Goodson Newspapers is not a distinct legal entity and there are no customary equity and capital accounts. All significant intercompany accounts and transactions are eliminated.

    USE OF ESTIMATES:

    The preparation of the combined consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates include the allowance for doubtful accounts and any required valuation allowance for deferred income taxes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS:

    All highly liquid debt instruments purchased with an initial maturity of three months or less are classified as cash equivalents.

    INVENTORIES:

    Inventories, consisting of newsprint, ink and supplies, are stated at the lower of cost or market with the cost of all newsprint inventories being determined by the last-in, first-out method and the remaining inventories determined by the first-in, first-out method. The replacement cost of inventories exceeded their recorded cost at December 31, 1997 and 1996 by $93 and $74, respectively.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at historical cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. The cost of property, plant and equipment sold or otherwise disposed of and the accumulated depreciation and amortization applicable thereto are eliminated from the accounts and the resulting gain or loss is reflected in earnings.

    Depreciation and amortization are provided for by the straight-line method over the following estimated useful lives or term of lease:

Buildings and improvements..................................  7-25 Years
Machinery and equipment.....................................  2-22 Years
Leasehold improvements......................................  Term of leases

    Depreciation expense and amortization of leasehold improvements totaled $1,578, $1,516, and $1,692, for 1997, 1996, and 1995, respectively. In 1996, construction in progress was written down by $665 to reflect its estimated net realizable value.

    INTANGIBLE AND OTHER ASSETS:

    The balance of intangible assets at December 31, 1997 and 1996 was comprised of advertisers' accounts and excess cost over the value of identifiable net assets of companies acquired. These assets are being amortized over a period of 9 to 40 years and are amortized by the straight-line method. In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the carrying values of all intangible and other long-lived assets are periodically reviewed to determine whether impairment exists, and adjustments to net realizable value are made as needed. No such adjustments were required in 1997 or 1996.

    INCOME TAXES:

    Goodson Newspapers uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    FINANCIAL INSTRUMENTS:

    The carrying value of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximates fair value due to the short-term maturities of these assets and liabilities.

    DEFERRED SUBSCRIPTION REVENUE:

    Deferred subscription revenue arises from subscription payments made in advance of newspaper delivery. Revenue is recognized in the period in which publications are delivered.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 3: INTANGIBLE AND OTHER ASSETS

    Intangible assets, net of accumulated amortization, are summarized as follows:

                                                                               1997       1996
                                                                             ---------  ---------
Intangible assets, net of accumulated amortization of $4,675 and $4,522 at
  December 31, 1997 and 1996, respectively.................................  $   1,846  $   2,000
Prepaid pension costs......................................................        432        476
                                                                             ---------  ---------
                                                                             $   2,278  $   2,476
                                                                             ---------  ---------
                                                                             ---------  ---------

    Amortization expense for 1997, 1996, and 1995 was $153, $153, and $157, respectively.

NOTE 4: RELATED PARTY TRANSACTIONS

    Goodson Newspapers participates in Goodson's centralized cash management investment system. Cash deposits from Goodson Newspapers are transferred to Goodson on a regular basis and Goodson invests in various short term securities. No interest has been imputed on transactions with Goodson.

    Goodson provides certain selling, general and administrative services to Goodson Newspapers including finance, accounting, legal, employee benefits and facilities. These expenses were allocated to Goodson Newspapers based upon relative net revenues. Management believes such allocation is reasonable. Expense allocations to Goodson Newspapers were $3,750, $3,376, and $3,507 for the years ended December 31, 1997, 1996 and 1995, respectively.

    The expenses allocated to Goodson Newspapers for these services are not necessarily indicative of the expenses that would have been incurred if these newspaper operations had been a separate, independent entity and had managed these functions.

NOTE 5: PENSION PLANS

    ADMINISTERED PLANS:

    Certain subsidiaries of Goodson Newspapers have defined benefit plans covering substantially all of their employees. The subsidiaries make annual contributions to the plans sufficient to satisfy the minimum funding requirements of ERISA plus an amount for the unfunded actuarial liability.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 5: PENSION PLANS (CONTINUED)
    The following table sets forth the plans' funded status and the amounts recognized in Goodson Newspapers' balance sheets as of December 31, 1997 and 1996.

                                                                       1997                       1996
                                                             -------------------------  -------------------------
                                                             OVERFUNDED   UNDERFUNDED   OVERFUNDED   UNDERFUNDED
                                                             -----------  ------------  -----------  ------------
Actuarial present value of benefit obligation:
  Vested benefit obligation................................   $   8,100    $    1,578    $   7,320    $    1,460
                                                             -----------  ------------  -----------  ------------
                                                             -----------  ------------  -----------  ------------
  Accumulated benefit obligation...........................   $   8,197    $    1,581    $   7,421    $    1,467
                                                             -----------  ------------  -----------  ------------
                                                             -----------  ------------  -----------  ------------
Projected benefit obligation...............................      (8,792)       (1,581)      (8,032)       (1,467)
Fair value of plan assets..................................       9,773         1,519        8,864         1,245
                                                             -----------  ------------  -----------  ------------
Plan assets in excess of (less than) projected benefit
  obligation...............................................         981           (62)         832          (222)
Unrecognized net transition obligation.....................         174           116          205           134
Unrecognized net (gain)....................................        (870)         (206)        (732)         (127)
Unrecognized prior service cost............................         147        --              171        --
                                                             -----------  ------------  -----------  ------------
Prepaid (accrued) pension cost.............................   $     432    $     (152)   $     476    $     (215)
                                                             -----------  ------------  -----------  ------------
                                                             -----------  ------------  -----------  ------------

    Components of net pension cost for the years ended December 31 include:

                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Service cost........................................................................  $     199  $     204  $     222
Interest cost.......................................................................        728        708        654
Actual return on plan assets........................................................     (1,552)      (781)    (1,198)
Net amortization and deferral.......................................................        233         35        574
Curtailment charge..................................................................     --         --            157
                                                                                      ---------  ---------  ---------
                                                                                      $    (392) $     166  $     409
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

    Net amortization and deferral consists of amortization of net liabilities at transition and deferral and amortization of subsequent net gains and losses. In 1995, benefits for certain employees of one subsidiary were frozen and the employees were required to join the subsidiary's 401(k) plan. This event resulted in a curtailment charge of $157 during 1995. In determining the actuarial value of the projected benefit obligation as of December 31, 1997, 1996, and 1995, the discount rate used was 7.5% to 8%, 8%, and 8% respectively, and the rate of increase in compensation levels used was 4.5% to 8%, 5.5% to 6%, and 6%, respectively. The expected long-term rate of return on plan assets was 8% 1997, 1996, and 1995.

    In addition to the above plans, Goodson Newspapers had additional expense relating to 401(k) and similar defined contribution plans of approximately $400, $414, and $417, in 1997, 1996, and 1995, respectively.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 5: PENSION PLANS (CONTINUED)
    UNION MULTI-EMPLOYER PLANS:

    Certain subsidiaries of Goodson Newspapers make contributions to multi-employer union administered pension plans. Pension plan expense for these plans aggregated $241, $213, and $217 for 1997, 1996, and 1995, respectively.

NOTE 6: INCOME TAXES

    Certain of the combined subsidiaries file a consolidated federal income tax return with their parent with which they have a tax-sharing arrangement. In addition, one combined subsidiary has elected and qualified to be treated as an S Corporation. For federal income tax purposes, income tax expense on this subsidiary's operating results is realized at the shareowner level. Accordingly, the income tax provisions set forth below include only state income tax provisions on this subsidiary's operating results.

    Goodson Newspapers' tax accounts have been prepared on a separate company basis and do not necessarily reflect the actual tax position as determined on a consolidated basis with Goodson.

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Current tax expense:
  Federal............................................................................  $   4,003  $   3,422  $   3,283
  State..............................................................................      1,316      1,121      1,120
                                                                                       ---------  ---------  ---------
Total current........................................................................      5,319      4,543      4,403
                                                                                       ---------  ---------  ---------
Deferred tax expense (benefit):
  Federal............................................................................       (113)       (89)      (182)
  State..............................................................................        (40)       (28)       (97)
                                                                                       ---------  ---------  ---------
Total deferred.......................................................................       (153)      (117)      (279)
                                                                                       ---------  ---------  ---------
Total provision for taxes............................................................  $   5,166  $   4,426  $   4,124
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The reconciliation of income tax computed at the U.S. federal statutory tax rate to income tax expense is as follows:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
Tax at U.S. statutory rates.......................................................  $   5,587  $   4,746  $   4,322
State taxes, net of federal effect................................................        844        722        679
S Corporation taxes at U.S. statutory rates.......................................     (1,305)    (1,085)      (919)
Other.............................................................................         40         43         42
                                                                                    ---------  ---------  ---------
                                                                                    $   5,166  $   4,426  $   4,124
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 6: INCOME TAXES (CONTINUED)
Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1996 are as follows:

                                                                               1997       1996
                                                                             ---------  ---------

Deferred tax liabilities:
  Property, plant and equipment............................................  $     438  $     549
                                                                             ---------  ---------
Deferred tax assets:
  Allowance for doubtful accounts..........................................        190        193
  Retiree benefits.........................................................         73         16
  Net operating loss carryforwards.........................................      4,580         16
  Accrued vacation pay.....................................................        386        370
  Other....................................................................          1         29
                                                                             ---------  ---------
                                                                                 5,230        624
Valuation allowance........................................................      4,564     --
                                                                             ---------  ---------
Total deferred tax assets..................................................        666        624
                                                                             ---------  ---------
Net deferred tax assets....................................................  $     228  $      75
                                                                             ---------  ---------
                                                                             ---------  ---------



    At December 31, 1997, the Goodson Newspaper Group, Inc. had net operating loss carryforwards for Federal and State income tax purposes expiring through December 31, 2011. The parent of the Goodson Newspaper Group, Inc. will utilize a portion of these carryforwards to offset the tax gain resulting from the Acquisition. Journal Register Company will receive the remainder of the carryforwards in connection with the Acquisition. Management has estimated that after application of the carryforwards against the tax gain and upon completion of the Acquisition, Journal Register Company will have available to it, net operating loss carryforwards of $12.1 million and $2 million for Federal and State income tax purposes, respectively. Since Journal Register Company anticipates recurring losses for the Goodson Newspapers in the future, a full valuation allowance has been provided for the deferred tax asset related to the net operating loss carryforwards. Additionally, Internal Revenue Code Section 382 may limit the utilization of the net operating loss carryforwards.


NOTE 7: COMMITMENTS AND CONTINGENCIES

    (a) Certain combined subsidiaries of Goodson Newspapers rent various premises under noncancelable operating leases expiring at various dates through December 2003 for which they pay minimum annual rentals plus escalation for real estate taxes. Rent expense under non-cancelable operating leases aggregated approximately $231, $236, and $223 for 1997, 1996, and 1995, respectively.

                               GOODSON NEWSPAPERS

                                 (IN THOUSANDS)

NOTE 7: COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 1997, future minimum rental commitments under these non-cancelable operating leases are as follows:

1998................................................................  $     230
1999................................................................        232
2000................................................................        234
2001................................................................        235
2002................................................................        237
Thereafter..........................................................        164
                                                                      ---------
Total Minimum Rentals...............................................  $   1,332
                                                                      ---------
                                                                      ---------

    (b) Goodson Newspapers is involved in disputes and litigation arising in the normal course of business. Goodson Newspapers believes that the resolution of these matters will not have a material impact on the Goodson Newspapers financial statements.

NOTE 8: SUBSEQUENT EVENTS

    In March 1998 a subsidiary entered into an agreement to purchase a 55% interest in a partnership from the estate of Mark Goodson for a purchase price of $682. Upon closing of the purchase, the subsidiary will own a 100% interest in the partnership.

    On May 13, 1998 a subsidiary completed the sale of certain real property for sale proceeds of $751, resulting in a pre-tax loss of $102.

NOTE 9: SUBSEQUENT EVENTS

    On July 15, 1998, Journal Register Company completed its acquisition of Goodson Newspapers. As a result of the completion of the transaction, Journal Register Company assumed control of the management and operations of Goodson Newspapers.

                               GOODSON NEWSPAPERS

                      COMBINED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                         MARCH 31,   DECEMBER 31,
                                                                                           1998          1997
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents...........................................................   $   1,953    $    1,681
  Accounts receivable, less allowance for doubtful accounts of $649 and $629,
    respectively......................................................................       6,252         6,916
  Inventories.........................................................................         863           802
  Deferred income taxes...............................................................         574           577
  Other current assets................................................................         354           240
                                                                                        -----------  ------------
      Total current assets............................................................       9,996        10,216
                                                                                        -----------  ------------

Property, plant and equipment:
  Land................................................................................         527           527
  Buildings and improvements..........................................................       9,521         9,600
  Machinery and equipment.............................................................      22,689        22,353
  Construction in progress and deposits...............................................       1,186         1,211
                                                                                        -----------  ------------
                                                                                            33,923        33,691
  Less: Accumulated depreciation......................................................     (25,943)      (25,539)
                                                                                        -----------  ------------
Property, plant and equipment, net....................................................       7,980         8,152

Intangible and other assets, net......................................................       2,246         2,278
                                                                                        -----------  ------------
      Total assets....................................................................   $  20,222    $   20,646
                                                                                        -----------  ------------
                                                                                        -----------  ------------

LIABILITIES AND EQUITY
Current liabilities
  Accounts payable....................................................................   $     670    $      656
  Accrued salaries and vacation.......................................................       1,693         1,449
  Deferred subscription revenue.......................................................       1,483         1,426
  Accrued expenses....................................................................         181           161
  Other current liabilities...........................................................         527           582
                                                                                        -----------  ------------
      Total current liabilities.......................................................       4,554         4,274
                                                                                        -----------  ------------
Accrued retiree benefits..............................................................         647           680
Deferred income taxes.................................................................         326           349

      Total liabilities...............................................................       5,527         5,303
                                                                                        -----------  ------------

Commitments and contingencies

Shareowners' net investment...........................................................      14,695        15,343
                                                                                        -----------  ------------

      Total liabilities and shareowners' net investment...............................   $  20,222    $   20,646
                                                                                        -----------  ------------
                                                                                        -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                   COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------

Revenues:
  Advertising...............................................................................  $  11,544  $  11,339
  Circulation...............................................................................      4,115      4,079
                                                                                              ---------  ---------
Newspaper revenues..........................................................................     15,659     15,418
Commercial printing and other...............................................................        544        400
                                                                                              ---------  ---------
                                                                                                 16,203     15,818
                                                                                              ---------  ---------

Operating expenses:
  Salaries and employee benefits............................................................      7,093      6,889
  Newsprint, ink and printing charges.......................................................      1,928      1,552
  Selling, general and administrative.......................................................      1,904      1,957
  Depreciation and amortization.............................................................        496        402
  Other.....................................................................................      1,663      1,560
                                                                                              ---------  ---------
                                                                                                 13,084     12,360
                                                                                              ---------  ---------
      Operating income......................................................................      3,119      3,458

Other income (expense):
  Interest income...........................................................................         --          4
  Other expense.............................................................................         (1)        --
                                                                                              ---------  ---------
      Income before provision for income taxes..............................................      3,118      3,462
Provision for income taxes..................................................................      1,022      1,120
                                                                                              ---------  ---------
      Net income............................................................................  $   2,096  $   2,342
                                                                                              ---------  ---------
                                                                                              ---------  ---------


   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                                             THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                            --------------------
                                                                                              1998       1997
                                                                                            ---------  ---------
Cash flows from operating activities:
  Net income..............................................................................  $   2,096  $   2,342
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization.........................................................        496        402
    Provision for losses on accounts receivable, net......................................        133        131
    Deferred income tax provision.........................................................         20         33
    Change in assets and liabilities:
      Decrease in accounts receivable.....................................................        531        576
      Increase in inventories.............................................................        (61)       (34)
      (Increase) decrease in other assets.................................................       (114)        65
      Increase in accounts payable and accrued expenses...................................        278        237
      Increase in deferred subscription revenue...........................................         57         82
      Decrease in other liabilities.......................................................        (88)    --
                                                                                            ---------  ---------
    Net cash provided by operating activities.............................................      3,348      3,834
                                                                                            ---------  ---------

Cash flows from investing activities:
  Additions to property, plant and equipment..............................................       (335)      (216)
  Proceeds from sale of property, plant and equipment, and other assets...................          3         19
                                                                                            ---------  ---------
    Net cash used in investing activities.................................................       (332)      (197)
                                                                                            ---------  ---------

Cash flows from financing activities:
  Net transactions with shareowners.......................................................     (2,744)    (2,320)
                                                                                            ---------  ---------
    Net cash used in financing activities.................................................     (2,744)    (2,320)
                                                                                            ---------  ---------
    Net increase in cash and cash equivalents.............................................        272      1,317

Cash and cash equivalents:
  Beginning of period.....................................................................      1,681      2,499
                                                                                            ---------  ---------
  End of period...........................................................................  $   1,953  $   3,816
                                                                                            ---------  ---------
                                                                                            ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

                      COMBINED CONSOLIDATED STATEMENTS OF
                          SHAREOWNERS' NET INVESTMENT

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                                                                       TOTAL
                                                                                                   SHAREOWNERS'
                                                                                                  NET INVESTMENT
                                                                                                 -----------------
Balance at December 31, 1997...................................................................      $  15,343

Net Income.....................................................................................          2,096
Net transactions with shareowners..............................................................         (2,744)
                                                                                                       -------
Balance at March 31, 1998......................................................................      $  14,695
                                                                                                       -------
                                                                                                       -------

   The accompanying notes are an integral part of these financial statements.

                               GOODSON NEWSPAPERS

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

NOTE 1: ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

    On May 17, 1998, the Journal Register Company agreed to acquire 25 newspaper publications ("Goodson Newspapers") in Pennsylvania, New York and Ohio that were indirectly under the common control of the estate of Mark Goodson and various Mark Goodson trusts ("Management of Goodson Newspapers") (the "Acquisition").

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the financial statements and footnotes thereto included in this Offering Memorandum.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF COMBINATION:

    The combined consolidated financial statements include the accounts of Goodson Newspapers. All significant intercompany accounts and transactions are eliminated.

NOTE 3: RELATED PARTY TRANSACTIONS

    Goodson Newspapers participates in Goodson's centralized cash management investment system. Cash deposits from Goodson Newspapers are transferred to Goodson on a regular basis and Goodson invests in various short term securities. No interest has been imputed on transactions with Goodson.

    Goodson provides certain selling, general and administrative services to Goodson Newspapers including finance, accounting, legal, employee benefits and facilities. These expenses were allocated to Goodson Newspapers based upon relative net revenues. Management believes such allocation is reasonable. Expense allocations to Goodson Newspapers were $784 and $796 for the three months ended March 31, 1998 and 1997, respectively.

    The expenses allocated to Goodson Newspapers for these services are not necessarily indicative of the expenses that would have been incurred if these newspaper operations had been a separate, independent entity and had managed these functions.

NOTE 4: SUBSEQUENT EVENTS

    On July 15, 1998, Journal Register completed its acquisition of Goodson Newspapers. As a result of the completion of the transaction, Journal Register assumed control of management and operations of Goodson Newspapers.

b). Pro forma consolidated financial statements




                            JOURNAL REGISTER COMPANY

                    PRO FORMA CONSOLIDATED BALANCE SHEET AND
                       CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)


    On July 15, 1998, Journal Register Company ( "Journal Register" or the "Company") completed the Goodson acquisition which included 25 newspaper publications ("Goodson Newspapers") in Pennsylvania, New York and Ohio that were indirectly under the common control of the estate of Mark Goodson and various Mark Goodson trusts ("Management of Goodson Newspapers") (the "Acquisition").

    The purchase price of approximately $300 million for the Acquisition was paid for from the Company's new credit agreement (the "Credit Agreement"). The purchase price has been allocated to the net assets acquired based on information currently available with regard to the value of such assets. Property, plant and equipment for the acquired companies have been recorded at their net book values which are estimated to approximate fair market values. These values may be revised at a later date as additional information becomes available upon completion of the valuation; however, management does not believe that any such revisions will have a material effect on the following pro forma consolidated balance sheet and pro forma statements of income.

    The Company entered into the Credit Agreement which increased its available borrowings to $900 million. The proceeds from the Credit Agreement were used to repay outstanding debt under a prior credit agreement and for the purchase of the Goodson Newspapers.

    The accompanying unaudited pro forma consolidated balance sheet of the Company as of March 31, 1998 gives effect to the Acquisition and the Credit Agreement as if all such transactions had occurred on March 31, 1998.

    The accompanying unaudited pro forma consolidated statements of income of the Company for the year ended December 31, 1997 and three months ended March 31, 1998 gives effect to the Acquisition and the Credit Agreement, as if all such transactions had occurred on January 1, 1997 and 1998, respectively.


    The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.


    The pro forma consolidated financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related notes and Goodson Newspapers' Combined Consolidated Financial Statements and related notes included herein.

                            JOURNAL REGISTER COMPANY

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                                  (UNAUDITED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                        PRO FORMA       PRO FORMA
                                                                  JRC       GOODSON    ADJUSTMENTS     CONSOLIDATED
                                                               ---------  -----------  -----------     ------------
                                                                                        (NOTE A)
ASSETS
Current assets:
  Cash and cash equivalents..................................  $  11,076   $   1,953    $ 310,000(1)    $  18,808
                                                                                         (304,221)(2)
  Accounts receivable, net...................................     47,379       6,252                       53,631
  Inventories................................................     11,066         863           93(3)       12,022
  Deferred income taxes......................................      5,821         574         (574)(4)       6,238
                                                                                              417(4)
  Other current assets.......................................      4,668         354                        5,022
                                                               ---------   ---------    ---------       ---------
Total current assets.........................................     80,010       9,996        5,715          95,721
                                                               ---------   ---------    ---------       ---------
Property, plant and equipment
  Land.......................................................      7,567         527                        8,094
  Buildings and improvements.................................     60,989       9,521       (7,615)(6)      62,895
  Machinery and equipment....................................    150,165      22,689      (18,328)(6)     154,526
  Construction in progress and deposits......................     --           1,186       (1,186)(7)        --
                                                               ---------   ---------    ---------       ---------
                                                                 218,721      33,923      (27,129)        225,515
    Less: Accumulated depreciation...........................   (126,219)    (25,943)      25,943(6)     (126,219)
                                                               ---------   ---------    ---------       ---------
Property, plant and equipment, net...........................     92,502       7,980       (1,186)         99,296

Intangible and other assets, net.............................    193,615       2,246       (7,400)(10)    193,319
                                                                                            1,186(7)
                                                                                            5,000(1)
                                                                                           (1,814)(8)
                                                                                              486(5)
New goodwill.................................................         --          --      296,767(9)      296,767
                                                               ---------   ---------    ---------       ---------
Total assets.................................................  $ 366,127   $  20,222    $ 298,754       $ 685,103
                                                               ---------   ---------    ---------      ----------
                                                               ---------   ---------    ---------      ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt.......................  $  59,228   $      --    $ (59,228)(12)  $   --
  Accounts payable...........................................     12,172         670        5,000(2)       17,842
  Income taxes payable.......................................        574          --       (2,738)(10)     (2,164)
  Accrued interest...........................................      4,913          --                        4,913
  Deferred subscription revenue..............................      7,044       1,483                        8,527
  Other accrued expenses and current liabilities.............     21,996       2,401                       24,397
                                                               ---------  ----------   ----------      ----------
Total current liabilities....................................    105,927       4,554      (56,966)         53,515
                                                               ---------  ----------   ----------      ----------
Senior debt, less current maturities.........................    453,398          --      315,000(1)      827,626
                                                                                           59,228(12)
Deferred income taxes........................................      8,536         326         (326)(4)       9,863
                                                                                            1,327(4)
Accrued retiree benefits and other liabilities...............     16,661         647         (152)(5)      17,156
Income taxes payable.........................................     39,286          --                       39,286
Commitments and contingencies
                                                               ---------  ----------   ----------      ----------
Total liabilities............................................    623,808       5,527      318,111         947,446
                                                               ---------  ----------   ----------      ----------
Stockholders' deficit
  Common stock, $.01 par value, 300,000,000 shares authorized
    and 48,437,500 issued and outstanding....................        484          --                          484
  Additional paid-in-capital.................................    358,234          --                      358,234
  Accumulated deficit........................................   (616,399)     14,695      (14,695)(11)   (621,061)
                                                                                           (4,662)(10)
                                                               ---------   ---------    ---------      ----------
Net stockholders' deficit....................................   (257,681)     14,695      (19,357)       (262,343)
                                                               ---------   ---------    ---------      ----------
Total liabilities and stockholders' deficit..................  $ 366,127   $  20,222    $ 298,754      $  685,103
                                                               ---------   ---------    ---------      ----------
                                                               ---------   ---------    ---------      ----------


                            See accompanying notes.

                            JOURNAL REGISTER COMPANY

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                      PRO FORMA    PRO FORMA
                                                                JRC        GOODSON   ADJUSTMENTS  CONSOLIDATED
                                                            ------------  ---------  -----------  ------------
                                                                                      (NOTE B)
REVENUES:
  Advertising.............................................  $     63,940  $  11,544                $   75,484
  Circulation.............................................        20,134      4,115                    24,249
                                                            ------------  ---------               ------------
Newspaper revenues........................................        84,074     15,659                    99,733
Commercial printing and other.............................         5,587        544                     6,131
                                                            ------------  ---------               ------------
                                                                  89,661     16,203                   105,864
OPERATING EXPENSES:
  Salaries and employee benefits..........................        30,912      7,093                    38,005
  Newsprint, ink and printing charges.....................        11,896      1,928                    13,824
  Selling, general and administrative.....................         8,158      1,904   $    (784)(a)     9,278
  Depreciation and amortization...........................         4,939        496         (31)(b)     7,311
                                                                                          2,082(c)
                                                                                            156(d)
                                                                                           (331)(e)
  Other...................................................        11,454      1,663                    13,117
                                                            ------------  ---------  -----------  ------------
                                                                  67,359     13,084       1,092        81,535
                                                            ------------  ---------  -----------  ------------
Operating income..........................................        22,302      3,119      (1,092)       24,329

OTHER INCOME (EXPENSE):
  Interest expense........................................        (8,691)        --      (6,628)(f)   (15,319)
  Interest income.........................................            18         --                        18
  Other...................................................           (25)        (1)                      (26)
                                                            ------------  ---------  -----------  ------------
Income before provision for income taxes..................        13,604      3,118      (7,720)        9,002

Provision for income taxes................................         5,041      1,022      (2,347)(g)     3,716
                                                            ------------  ---------  -----------  ------------
Net income................................................  $      8,563  $   2,096   $  (5,373)   $    5,286
                                                            ------------  ---------  -----------  ------------
                                                            ------------  ---------  -----------  ------------
Net income per share (Note C)
  Basic...................................................  $        .18                           $      .11
  Diluted.................................................  $        .18                           $      .11

Weighted average number of shares for basic earnings per
  share...................................................    48,437,500                           48,437,500
Weighted average number of shares for diluted earnings per
  share...................................................    48,706,338                           48,706,338


                            See accompanying notes.

                            JOURNAL REGISTER COMPANY

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                      PRO FORMA    PRO FORMA
                                                                JRC        GOODSON   ADJUSTMENTS  CONSOLIDATED
                                                            ------------  ---------  -----------  ------------
                                                                                      (NOTE B)
REVENUES:
  Advertising.............................................  $    266,914  $  50,718                $  317,632
  Circulation.............................................        80,211     16,417                    96,628
                                                            ------------  ---------               ------------
Newspaper revenues........................................       347,125     67,135                   414,260
Commercial printing and other.............................        12,282      1,874                    14,156
                                                            ------------  ---------               ------------
                                                                 359,407     69,009                   428,416
OPERATING EXPENSES:
  Salaries and employee benefits..........................       114,302     28,774                   143,076
  Newsprint, ink and printing charges.....................        40,452      7,272                    47,724
  Selling, general and administrative.....................        30,450      8,853   $  (3,749)(a)    35,554
  Depreciation and amortization...........................        20,480      1,731        (152)(b)    29,700
                                                                                          8,342(c)
                                                                                            625(d)
                                                                                         (1,326)(e)
  Other...................................................        40,783      6,577                    47,360
  Special charge..........................................        31,899         --                    31,899
                                                            ------------  ---------  -----------  ------------
                                                                 278,366     53,207       3,740       335,313
                                                            ------------  ---------  -----------  ------------
Operating income..........................................        81,041     15,802      (3,740)       93,103

OTHER INCOME (EXPENSE):
  Interest expense........................................       (42,282)        --     (28,081)(f)   (70,363)
  Interest income.........................................            46        135                       181
  Other...................................................           (52)        23                       (29)
                                                            ------------  ---------  -----------  ------------
Income before provision for income taxes..................        38,753     15,960     (31,821)       22,892

Provision for income taxes................................        15,784      5,166      (9,453)(g)    11,497
                                                            ------------  ---------  -----------  ------------
Net income................................................  $     22,969  $  10,794   $ (22,368)   $   11,395
                                                            ------------  ---------  -----------  ------------
                                                            ------------  ---------  -----------  ------------
Net income per share (Note C)
  Basic...................................................  $        .51                           $      .25
  Diluted.................................................  $        .51                           $      .25

Weighted average number of shares for basic earnings per
  share...................................................    44,792,774                           44,792,774

Weighted average number of shares for diluted earnings per
  share...................................................    44,983,521                           44,983,521


                            See accompanying notes.

     NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME
                                  (UNAUDITED)

NOTE A: PRO FORMA BALANCE SHEET ADJUSTMENTS

(1) To record cash proceeds from the Credit Agreement and payment of related financing costs.

(2) To record the purchase price of the Goodson acquisition including transaction costs associated with the acquisition.

(3) To adjust the method of accounting for Goodson's inventory from a LIFO method to a FIFO method.

(4) To eliminate Goodson's deferred tax asset and liability and record a deferred tax asset and liability relating to temporary book and tax differences calculated for Goodson acquired entities.

(5) To eliminate the Goodson prepaid pension asset and current liability and record the current fair value of the plan's assets over the excess of the projected benefit obligation.

(6) To reflect property, plant and equipment of the acquired companies at the estimated net book value by eliminating accumulated depreciation.

(7) To reclass security deposits to other assets.

(8) To eliminate Goodson's intangible assets.

(9) To record the excess of the acquisition price over the estimated fair value of the net assets acquired.


(10) To write-off deferred financing costs associated with the prior credit agreement and record the related tax adjustment.

(11) To record the elimination of the stockholders' equity of Goodson.



(12) To reclass current portion of debt to long term to reflect the repayment schedule per the Credit Agreement.


NOTE B: PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(a) To record the reduction of general and administrative expenses resulting from the elimination of redundant costs associated with the corporate operations of a separate company such as management, accounting and information systems support.

(b) To reverse the goodwill amortization recorded by Goodson.

(c) To record the amortization of the excess of cost over net assets acquired using an estimated amortization period from 4 to 40 years, depending on the nature of the intangible assets.

(d) To record the amortization of deferred financing costs (related to the Credit Agreement) assuming an amortization period of 8 years.


(e) To reverse the amortization of deferred costs associated with the prior credit agreement. In addition, the deferred financing costs related to the prior credit agreement will be written off and will be treated as an extraordinary item in the Statement of Income for the period ending September 30, 1998 and therefore has not been reflected as a pro forma adjustment.

(f) To record the interest expense relating to the Credit Agreement entered into in connection with the Goodson acquisition. The interest is calculated at an interest rate of 8.08% and 7.49% for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. A 1/8% change in interest rate would result in a change of approximately $1.1 million and $250,000 in interest costs for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.

     NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME
                                  (UNAUDITED)
                                  (CONTINUED)

NOTE B: PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS (CONTINUED)

(g) To record the related tax effect of the above noted transactions and to reflect an increase in taxes relating to a change in filing status of certain Goodson properties from an S Corporation to a C Corporation and the effect of non-deductible amortization costs.


NOTE C: EARNINGS PER COMMON SHARE

    Effective December 31, 1997 the Company adopted the requirements of Financial Accounting Standards No. 128, "Earnings Per Share." Statement 128 requires the disclosure of earnings per share on a basic and diluted basis. Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously required fully diluted earnings per share.


    The pro forma net income per share for the year ended December 31, 1997 and the three months ended March 31, 1998 reflect the effects of the Goodson Acquisition and the Credit Agreement.


    The following table sets forth the computation of weighted average shares outstanding for calculating the pro forma basic and diluted earnings per share for the year ended December 31, 1997 and the three months ended March 31, 1998:


                                                                   DECEMBER 31,   MARCH 31,
                                                                       1997          1998
                                                                   ------------  ------------
Weighted-average shares for basic earnings per share.............   44,792,774     48,437,500
Effect of diluted securities:
  Employee stock options.........................................      190,747        268,838
                                                                   ------------  ------------
Adjusted weighted-average shares for diluted earnings per
  share..........................................................   44,983,521     48,706,338
                                                                   ------------  ------------
                                                                   ------------  ------------

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: August 11, 1998            JOURNAL REGISTER COMPANY


                                      By:   /s/ Jean B. Clifton
                                            --------------------

                                            Jean B. Clifton
                                            Executive Vice President
                                            Chief Financial Officer & Treasurer
                                            (signing on behalf of the registrant
                                            and as principal financial officer)